Exhibit 99.1

McAfee Investor Relations Contact:	McAfee Public Relations Contact:
Kelsey Doherty	Tracy Ross
McAfee, Inc.	McAfee, Inc.
(917) 842-0334	(650) 245-8466
Kelsey_Doherty@McAfee.com	Tracy_Ross@mcafee.com

Secure Computing Investor Relations Contact:	Secure Computing PR Contact:
Jane Underwood	Ally Zwahlen
Secure Computing	Secure Computing
(408) 494-2186	(925) 288-4175
invest@securecomputing.com	ally_zwahlen@securecomputing.com
MCAFEE, INC. AGREES TO ACQUIRE SECURE COMPUTING
Pending Acquisition Expected to Create One of the Largest Network Security Vendors,
Offering the Most Complete Network Security Solution to Businesses of All Sizes
SANTA CLARA, Calif., and SAN JOSE, Calif., Sept. 22, 2008 – McAfee, Inc. (NYSE: MFE) today announced the execution of a definitive merger agreement to acquire Secure Computing Corporation (NASDAQ:SCUR) for $5.75 per common share in cash, without interest, representing an equity value for Secure Computing’s common stock of approximately $413 million in the aggregate.  In addition, Secure Computing’s outstanding shares of preferred stock will also be redeemed for cash as part of the proposed transaction, which would represent approximately, calculated as of today’s date, an additional $84 million.  In total, net of cash held by Secure, the proposed transaction would be valued at approximately $465 million.
          Secure Computing is a leading provider of network security with a product portfolio that spans businesses of all sizes. Through the pending acquisition of Secure Computing, McAfee expects to take another step toward its goal of strengthening its leadership position in security risk management (SRM).
          Secure Computing delivers a comprehensive set of solutions that help customers protect their critical Web, email and network assets. With the pending addition of Secure Computing’s products and services, McAfee expects to be able to deliver the industry’s most complete network security portfolio (covering intrusion prevention, firewall, Web security, email security and data protection, network access control), from small and mid to the world’s largest organizations.
          “Today’s announcement of this pending acquisition is a natural extension of McAfee’s security-only focus,” said Dave DeWalt, chief executive officer and president of McAfee. “We expect the pending combination of McAfee and Secure Computing will create an annual projected combined revenue of just under $500 million in the network security segment of our SRM portfolio. We believe that this pending acquisition will allow us to immediately establish a leading and highly competitive position in the network security space.”
     The rationale for the proposed acquisition is as follows:
•	With Secure Computing, McAfee expects to become one of the largest network security players, delivering the industry’s most complete network security solution to businesses of all sizes, extending the success of its total protection strategy through best of breed technology suites

•	Secure Computing TrustedSource technology will extend McAfee’s “in-the-cloud” security as a service offering

•	With Secure Computing, McAfee expects to be able to deliver the complete content and data lifecycle management at the network, spanning detection, filtering, encryption, blocking, archiving, reporting and compliance

•	Secure Computing has more than 22,000 customers in 106 countries that will be able to rely upon McAfee as a single source for complete security portfolio—spanning endpoint, network, data and risk and compliance
          “I believe the combination of the two companies will allow us to reap the benefits of a worldwide dedicated sales team three times our size, best-in-class security research, greater partner distribution and enhanced cross-selling opportunities,” said Dan Ryan, president and chief executive officer, Secure Computing. “Combined, we believe we will become a leader in the network security space.”
          The proposed acquisition is subject to regulatory approvals and Secure Computing stockholder approval, and is expected to close in the latter part of the fourth quarter of 2008. McAfee anticipates that following the closing, Secure Computing’s technologies will be incorporated under McAfee’s Network Security product business unit, headed by Dan Ryan.
          For additional information, please reference http://www.mcafee.com.
Forward-Looking Statements:
This release contains forward-looking statements, which include those regarding McAfee’s future plans for the Secure Computing business, the expected closing date of the acquisition, the expected financial impact of the Secure Computing acquisition on McAfee’s earnings, and expectations as to the future revenue of the combined McAfee and Secure Computing network security segment. Factors that could cause McAfee’s actual results or outcomes, levels of activity, performance or achievements, including the realization of expected financial and other effects of the acquisition, to be materially different from those anticipated in this release include among others, the inability to integrate successfully Secure Computing within McAfee or to realize synergies from such integration; costs related to the acquisition of Secure Computing; inability to obtain necessary regulatory approval or to obtain them on acceptable terms; the economic environment of the industries in which McAfee and Secure Computing operate, as well as facts relating to Secure Computing that may impact the timing or amount of synergies they can be realized and that are unknown to McAfee. In addition, actual results are subject to other risks and uncertainties that relate more broadly to McAfee’s overall business, including those more fully described in McAfee’s filings with the SEC including its annual report on Form 10-K for the year ended December 31, 2007, and its quarterly report filed on Form 10-Q for the second quarter of 2008.
Conference Call Information:
•	The Company will host a conference call today at 5:30 a.m. Pacific, 8:30 a.m. Eastern to discuss the acquisition. Participants should call (800) 809-7467 (United States toll-free) (706) 679-4671 (international). The conference ID is 65728574.

•	Attendees should dial-in at least 15 minutes prior to the conference call

•	The conference call will also be web cast and streamed online at http://investor.mcafee.com.

•	A replay of the call will be available until October 6, 2008 by calling (800) 642-1687 (United States toll-free) or (706) 645-9291 (international)
About McAfee, Inc.
McAfee, Inc. is the leading dedicated security technology company. Headquartered in Santa Clara, California, McAfee delivers proactive and proven solutions and services that secure systems and networks around the world. With its unmatched security expertise and commitment to innovation, McAfee empowers home users, businesses, the public sector, and service providers with the ability to block attacks, prevent disruptions and continuously track and improve their security. http://www.mcafee.com.
About Secure Computing Corporation
Secure Computing Corporation (NASDAQ: SCUR), a leading provider of enterprise gateway security, delivers a comprehensive set of solutions that help customers protect their critical Web, email and network assets. Over half the Fortune 50 and Fortune 500 are part of its more than 22,000 global customers, supported by a worldwide network of more than 2,000 partners. The company is headquartered in San Jose, Calif., and has offices worldwide. For more information, see http://www.securecomputing.com.
Important Information
Secure Computing Corporation (“Secure Computing”) intends to file with the Securities and Exchange Commission (the “SEC”) preliminary and definitive proxy statements and other relevant materials in connection with its proposed acquisition by McAfee, Inc. (“McAfee”). The definitive proxy statement will be mailed to the stockholders of Secure Computing. Before making any voting or investment decision with respect to the transaction, investors and security holders of Secure Computing are urged to read the proxy statement and the other relevant materials when they become available because they will contain important information about the transaction, Secure Computing and McAfee. Investors and security holders may obtain free copies of these documents (when they are available) and other documents filed with the SEC at the SEC’s web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC from Secure Computing’s investor relations website at www.securecomputing.com/invest.cfm or by writing its investor relations department at 55 Almaden Boulevard, Suite 500 San Jose, CA 95113.
Information Regarding Participants
Secure Computing and its officers and directors may be deemed to be participants in the solicitation of proxies from Secure Computing’s stockholders with respect to the transaction. A description of any interests that these officers and directors have in the transaction will be available in the proxy statement. In addition, McAfee may be deemed to have participated in the solicitation of proxies from Secure Computing’s stockholders in favor of the approval of the Agreement and Plan of Merger. Information concerning McAfee’s directors and executive officers is set forth in McAfee’s proxy statement for its 2008 annual meeting of stockholders, which was filed with the SEC on June 26, 2008. These documents are available free of charge at the SEC’s web site at www.sec.gov or by going to McAfee’s investor relations page on its corporate website at www.mcafee.com.
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NOTE: McAfee and any additional McAfee marks herein are registered trademarks of McAfee, Inc. and/or its affiliates in the U.S. and/or other countries. McAfee Red in connection with security is distinctive of McAfee brand products. All other registered and unregistered trademarks herein are the sole property of their respective owners. © 2008 McAfee, Inc. All rights reserved.